UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100

www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 24, 2008, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors
2.	Approving an amendment to the Scholastic Corporation Employee Stock Purchase Plan
3.	Approving the Scholastic Corporation 2008 Executive Performance Incentive Plan

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on August 1, 2008 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;
•	via telephone by calling the toll free number on your proxy card; or
•	by returning the enclosed proxy card.

By order of the Board of Directors

Devereux Chatillon Secretary August 15, 2008

Important Notice Regarding Availability of Proxy Materials

for the 2008 Annual Meeting of Stockholders to Be Held on September 24, 2008

This Proxy Statement and the Annual Report to Stockholders are available at

http://bnymellon.mobular.net/bnymellon/schl

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 24, 2008

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 24, 2008, and at any adjournments thereof.

Shares represented by each proxy properly submitted, either by mail, the internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date,
•	providing subsequent telephone or internet voting instructions, or
•	voting in person at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Devereux Chatillon, Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If no instructions are specified, your shares will be voted:

•	FOR the election of the directors indicated;
•	in the case of the Class A stockholders, FOR the approval of Proposals 2 and 3; and
•	in the discretion of the proxy holders, if any other matter properly comes before the Annual Meeting.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, are being mailed to stockholders on or about August 15, 2008.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on August 1, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 36,222,050 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of Class A Stock (the “Class A Stockholders”), voting as a class, have the right: (i) to fix the size of the Board so long as it does not consist of less than three nor more than 15 directors, (ii) to elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board, and (iii) to exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and the holders of the Common Stock will vote on the election of two members of the Board. The other proposals set forth in the notice attached to this proxy statement for consideration at the Annual Meeting will be voted on by the Class A Stockholders. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for each proposal is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before the holders of Common Stock is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Richard Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	2,551,200	100%	6,863,384	17.5	%(3)
Barbara Robinson Buckland c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,500,362	6.9%
Mary Sue Robinson Morrill c/o Scholastic Corporation 557 Broadway New York, NY 10012	765,296	46.2%	3,255,568	8.8	%(4)
William W. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,598,685	7.1	%(5)
Florence Robinson Ford c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,882,733	7.8%
Trust under the Will of Maurice R. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,331,712	6.3%

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Trust under the Will of Florence L. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	116,676	7.0%	466,676	1.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	—	—	4,164,835	11.5	%(6)
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	—	—	3,307,024	9.1	%(7)

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and the Maurice R. Robinson Trust have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, and Barbara Robinson Buckland, Florence Robinson Ford, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director of the Company, are trustees of the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each Trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock by the following persons was: Richard Robinson—1,785,904 shares (sole voting and investment power), which includes 895,000 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 895,000 shares issuable under Class A Options exercisable within 60 days, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock by the following holders was: Richard Robinson—3,983,190 shares (sole voting and investment power), which includes the 895,000 shares under Class A Options exercisable within 60 days held by Mr. Robinson, and 2,880,194 shares (shared voting and investment power); Barbara Robinson Buckland—168,650 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—3,255,568 shares (shared voting and investment power); William W. Robinson—205,045 shares (sole voting and investment power) and 2,393,640 shares (shared voting and investment power); Florence Robinson Ford—2,882,733 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 2,551,200 shares of Common Stock issuable on conversion of the Class A Stock (including the 895,000 shares issuable under the Class A Options) described in Notes 1 and 2 above; 1,283,513 shares of Common Stock held directly by Richard Robinson; 350,000 shares of Common Stock held pursuant to a variable pre-paid forward stock sale (the “VPF”), which allows Mr. Robinson to retain all increases in the share price up to 50% and, at an agreed upon future delivery date, to elect to retain these shares and settle the VPF with cash rather than selling the shares; 505,850 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 4,883 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2008 under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 7,594 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,212 shares of Common Stock owned directly by his sons; 70,000 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund; and 53,040 shares of Common Stock underlying restricted stock units (“RSUs”) vested or vesting within 60 days held under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”), as more fully described herein.

(4)	Does not include an aggregate of 208,896 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee, as to which Ms. Morrill disclaims beneficial ownership.
(5)	Does not include 15,430 shares of Common Stock held under Trusts for which Mr. William Robinson’s spouse is a trustee, as to which Mr. Robinson disclaims beneficial ownership.
(6)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G, dated February 14, 2008, filed with the SEC. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 348,000 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(7)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G, dated February 6, 2008, filed with the SEC. Dimensional Fund serves as investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). The Funds own these shares, and in its role as investment advisor or manager, Dimensional Fund has the sole power to vote and direct investments with regard to all such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund is deemed to be a beneficial owner of such shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson shall have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than

Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust shall have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson shall be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2008, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year.

Share Ownership of Management

On the Record Date, each director, each Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as follows:

	Class A Stock			Common Stock

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors
Richard Robinson	2,551,200	(2)	100%	6,863,384	(3)	17.5%
James W. Barge	—		—	4,200	(4)	*
Rebeca M. Barrera	—		—	47,704	(5)	*
Ramon C. Cortines	—		—	22,774	(6)	*
John L. Davies	—		—	46,200	(7)	*
Andrew S. Hedden	—		—	2,000	(8)	*
Mae C. Jemison	—		—	59,204	(9)	*
Peter M. Mayer	—		—	81,700	(10)	*
John G. McDonald	—		—	59,204	(19)	*
Augustus K. Oliver	—		—	63,474	(11)	*
Richard M. Spaulding	—		—	207,296	(12)	*
Named Executive Officers
Richard Robinson	2,551,200	(2)	100%	6,863,384	(3)	17.5%
Maureen O’Connell	—		—	28,775	(13)	*
Margery A. Mayer	—		—	277,460	(14)	*
Judith Newman				212,708	(15)	*
Hugh R. Roome	—		—	266,489	(16)	*
Deborah Forte	—		—	221,097	(17)	*
Lisa Holton	—		—	0	(18)	*
All directors and executive officers as a group (16 persons)	2,551,200	(2)	100%	8,483,669	(19)	22.2%

*	Less than 1.0%
(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)

See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.
(4)

Includes 3,000 shares of Common Stock under options exercisable by Mr. Barge within 60 days and 1,200 shares underlying restricted stock units scheduled to vest within 60 days under the Scholastic Corporation 2007 Outside Director Stock Incentive Plan, (the “2007 Plan”), as more fully described herein.

(5)

Includes 1,504 shares held directly by Ms. Barrera, 45,000 shares of Common Stock under options exercisable by her within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan. Ms. Barrera will cease to be a director as of the Annual Meeting.

(6)

Includes 574 shares of Common Stock held directly by Mr. Cortines, 21,000 shares of Common Stock under options exercisable by him within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(7)	Includes 45,000 shares of Common Stock under options exercisable by Mr. Davies within 60 days and 1.200 shares underlying restricted stock units scheduled to vest within 60 days under the 2007 Plan.
(8)	As a partner of a law firm that provides legal services to the Company, Mr. Hedden has declined all stock option awards otherwise available to him as a non-employee director.
(9)

Includes 1,004 shares of Common Stock held directly by such director, 57,000 shares of Common Stock under options exercisable by such director within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(10)

Includes 28,500 shares of Common Stock held directly by Mr. Mayer, 1,000 shares held through a pension plan in which he has an interest; 51,000 shares under options exercisable by him within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(11)	Includes 5,274 shares of Common Stock held directly by Mr. Oliver, 57,000 shares of Common Stock under options exercisable by Mr. Oliver within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2002 Plan.
(12)

Includes 170,806 shares of Common Stock held directly by Mr. Spaulding and 36,490 shares under options exercisable by him within 60 days. Does not include 1,200 unvested restricted stock units held under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”).

(13)

Includes 25 shares owned by Ms. O’Connell’s minor son and 27,250 shares under options exercisable by her within 60 days and 1,500 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan. Does not include 2,874 unvested RSUs held under the MSPP or 4,500 unvested restricted stock units held under the 2001 Plan.

(14)

Includes 20,444 shares of Common Stock held directly by Ms. Mayer, 248,540 shares under options exercisable by her within 60 days, 1,500 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan and 6,976 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 714 unvested RSUs held under the MSPP or 4,500 unvested restricted stock units held under the 2001 Plan.

(15)

Includes 562 shares of Common Stock held directly by Ms. Newman, 200,650 shares under options exercisable by her within 60 days, 2,350 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan and 9,146 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 301 unvested RSUs held under the MSPP or 6,200 unvested restricted stock units held under the 2001 Plan.

(16)

Includes 13,681 shares of Common Stock held directly by Mr. Roome, 239,310 shares under options exercisable by him within 60 days, 3,017 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan, 3,567 shares underlying RSUs vested or vesting within 60 days held under the MSSP and 6,914 shares of Common Stock with respect to which Mr. Roome had voting rights at May 31, 2008 under the 401(k) Plan. Does not include 1,907 unvested RSUs held under the MSPP or 6,200 unvested restricted stock units held under the 2001 Plan.

(17)

Includes 17,130 shares of Common Stock held directly by Ms. Forte, 187,440 shares under options exercisable by her within 60 days, 8,350 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan and 8,177 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 2,030 unvested RSUs held under the MSPP or 1,700 unvested restricted stock units held under the 2001 Plan. Ms. Forte ceased being an executive officer of the Company in September 2007, but remains an officer of the Company.

(18)	Ms. Holton is no longer an employee of the Company. See “Compensation Discussion and Analysis—Lisa Holton Severance Agreement.”
(19)

Includes 1,546,021 shares of Common Stock held directly, an aggregate of 1,801,030 shares of Common Stock under options exercisable by members of the group within 60 days, an aggregate of 80,906 shares underlying RSUs vested or vesting within 60 days held under the MSPP, an aggregate of 11,797 shares with respect to which members of the group had voting rights at May 31, 2008 under the 401(k) Plan, an aggregate of 26,817 shares underlying restricted stock units vesting within 60 days held under the 2001 Plan and an aggregate of 2,551,200 shares of Common Stock issuable on conversion of Class A Stock (including 895,000 the shares issuable under Class A Options exercisable within 60 days). Does not include an aggregate of 11,386 unvested RSUs held under the MSPP or an aggregate of 24,600 unvested restricted stock units held under the 2001 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2008 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report:

John L. Davies, Chairperson
Ramon C. Cortines
Peter M. Mayer
John G. McDonald

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the HRCC, which is composed solely of independent directors as defined by NASDAQ rules.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent consultants. The HRCC periodically reviews the Company’s compensation programs and practices in light of the HRCC’s compensation philosophy, changes in laws and regulations, and the Company’s financial goals. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees—Human Resources and Compensation Committee” and “Corporate Governance—HRCC and SGC Procedures” in Proposal 1, “Election of Directors,” below.

Compensation Philosophy and Objectives

The Company believes that compensation for executive officers and other senior management should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions, teamwork, divisional results and the external market in which the Company competes for executive talent. Such factors are critical to the continued development of the Company’s operating segments, which in turn builds stockholder value. In determining the compensation of its executive officers, the Company seeks to achieve the following objectives through a combination of fixed and variable compensation.

Pay Competitively

A total compensation package should be competitive. Accordingly, the HRCC considers the executive compensation of a broad group of companies in the publishing, media and education industries. The companies used in the compensation peer group were selected based upon several criteria, including size of company by revenues, relevant industry and other factors. Information from this peer group is used to create a framework for executive compensation practices, in combination with Company-based factors, such as the Company’s financial position and relevant corporate initiatives. For senior management, including the Company’s Chief Executive Officer, the HRCC considers the level of compensation paid to individuals in comparable executive positions in the Company’s peer group with which the Company competes in order to recruit and retain executive talent for corporate and operating unit positions and general compensation survey data for the relevant positions, as appropriate. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Amazon.com Inc., Career Education Corporation, Meredith Corporation, The McGraw-Hill Companies, Inc., Pearson plc., School Specialty Inc., E. W. Scripps Company, The Washington Post Company and John Wiley & Sons, Inc. The Company looks to the compensation practices of peer companies for a general frame of reference but does not formally benchmark its compensation against that of its peer companies.

Pay for Performance

The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company and, as applicable, the results of the specific business division for which an executive is responsible. In order to accomplish this, the HRCC considers the individual performance of each executive officer by reviewing, among other factors, the achievement of pre-established corporate, business unit and other performance objectives as well as the recommendations of the Chief Executive Officer. The amount of each component of an executive officer’s compensation is based in part on the HRCC’s assessment of that individual’s performance as well as the other factors discussed in this section.

Executives as Stockholders

The Company’s compensation practices are also designed to link a portion of each executive officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards. The compensation for Mr. Robinson, who is the Chairman, Chief Executive Officer and President, and the controlling stockholder, of the Company, is based upon the same objectives and policies applicable to all senior management and is recommended by the HRCC and approved by the independent members of the Board.

Elements of Compensation

To accomplish its compensation objectives and philosophy, the HRCC relies on the following elements of compensation, each of which is discussed in more detail below:

•	Salary
•	Annual cash bonus awards
•	Equity-based incentive compensation, in the form of stock options and restricted stock units

Each component of executive compensation is designed for a specific purpose. For example, salaries are the main component of cash-based annual compensation. Salaries are set to compensate each executive based on that executive’s employment and salary history, position within the Company and comparable competitive salaries at other companies. With regard to the more variable components of the compensation package, annual bonuses are tied to the Company’s short-term objectives, while equity-based compensation is directed towards successful results over a longer period. The purpose of the combination of salary, annual bonus and equity awards is to provide the appropriate level of total annual cash compensation and long term incentives, combined with an appropriate performance-based component. The HRCC believes that the Company’s executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which the Company competes for executive talent and is critical to accomplishing the Company’s recruitment and retention aims.

Components of Executive Compensation

The following provides an analysis of each element of compensation, what each is designed to reward and why the HRCC chose to include it as an element of the Company’s executive compensation.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, the HRCC considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent or creative marketing capability, and the management of those providing such creative content or marketing.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in September and increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. Of the Named Executive Officers, only Mr. Roome received a salary increase during fiscal 2008, which was an increase of 2.8% effective as of October 1, 2007. The HRCC determined that many members of senior management, including the Chief Executive Officer, Chief Financial Officer and certain of the Named Executive Officers, would not receive a base salary increase, but rather an increase to his or her bonus potential to bring the various components of the compensation closer in line with the industry and their peers.

Annual Performance-Based Cash Bonus Awards

The HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance and, in the case where the Named Executive Officer is responsible for an operating unit of the Company, business unit performance through the use of annual bonus awards. Individual performance goals were also used in respect of the fiscal year ended May 31, 2008. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit. In each case, whether considering the Company as a whole or an executive’s business unit, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s or business unit’s financial performance. As shown below, the objective of the annual bonus element of compensation has been to align the interest of senior management and the Named Executive Officers with the Company’s financial, operating and strategic goals for the year and, other than in the case of the Chief Executive Officer, also to encourage and reward the achievement of individual goals in respect of fiscal 2008.

Potential bonus awards for executive officers, including the Named Executive Officers, are set and determined under the Company’s Management Incentive Program (“MIP”) or under the Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as discussed below under “Regulatory Considerations”. The Company retains the discretion to increase or decrease the total bonus paid to an executive (other than participants in the EPIP, including Mr. Robinson and Ms. O’Connell, as to whom only discretion to decrease the total bonus is retained) by up to 100% of the achieved target and, upon the recommendation of the Chief Executive Officer, to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness, demonstration of the achievement of certain cross-departmental company goals, and individual performance both recently and over the term of employment by the Company.

Bonus potentials for executive officers are set at percentages of their base salaries deemed appropriate for their current positions. For each of the Named Executive Officers, bonus potentials were set at 55% of base salary, except in the case of Mr. Robinson, whose bonus potential is 110% of base salary, and Ms. O’Connell, whose bonus potential is set at 80% of base salary. Ms. O’Connell’s initial employment arrangement entered into in fiscal 2007 when she joined the Company provided for a bonus potential of 75% of base salary for fiscal 2008. Based on the scope of Ms. O’Connell’s duties and her performance, the HRCC increased this amount by 5% to 80%. Depending upon the achievement of the Company, business unit and individual goals discussed below, the potential bonus payout for each executive ranged from 0% to 150% of the target amount.

Fiscal 2008 Targets

On July 17, 2007, the HRCC set the fiscal 2008 annual bonus targets for executive officers and senior management, including the Named Executive Officers. For fiscal 2008, for the Company performance portion, these targets have been based upon earnings per share (EPS) and Free Cash Flow, and for the portion based on business unit performance, the targets were, in addition, based upon the profitability of the relevant business unit (“Division Operating Profit”). Free Cash Flow, as defined by the Company, consists of net cash provided by the Company’s operating activities less spending for capital expenditures, pre-publication and pre-production costs. Consistent with prior years, the HRCC considered EPS and Free Cash Flow as two measures, among others, that are used by investors and analysts who follow the Company to evaluate the Company’s annual performance. Thus, for executives with responsibility for the Company’s overall operations and strategy the HRCC concluded that basing a significant component of their fiscal 2008 compensation on overall corporate parameters such as EPS and Free Cash Flow was appropriate. For business unit executives, such as Ms. Mayer, Ms. Newman, Mr. Roome and Ms. Forte, the HRCC concluded it was appropriate to link the annual bonus to the financial results of the executive’s particular business unit and individual objectives as well as overall corporate parameters such as EPS and Free Cash Flow. Accordingly, for these Named Executive Officers, the financial targets were based 50% on the achievement of the Company’s EPS and Free Cash Flow targets and 50% on the achievement of their respective Division Operating Profit targets and individual objectives.

Thus, for fiscal 2008, bonuses were calculated in the following manner:

•

for “Corporate Staff Groups,” such as the Legal, Finance, and Human Resources departments, bonus was weighted 75% on the achievement of the Company’s EPS (56.25%) and Free Cash Flow (18.75%) goals, 10% on the achievement of Department Budget and 15% on the achievement of other pre-established individual Management by Objective goals (“MBOs”);

•

for Business Groups, which includes the Company’s operating business units, bonus was weighted 50% on the achievement of the Company’s EPS (37.5%) and Free Cash Flow (12.5%) goals, 40% on the achievement of Division Operating Profit and 10% on the achievement of MBOs;

•

For Ms. O’Connell, the Company’s Chief Administrative Officer and Chief Financial Officer, 75% of her bonus was dependent upon the achievement of the Company’s EPS (56.25%) and Free Cash Flow (18.75%) goal and 25% on the achievement of MBOs, subject to a guaranteed minimum payment amount for fiscal 2008 of $150,000 under her initial employment arrangement; and

•	For Mr. Robinson, the Company’s Chief Executive Officer, 100% of his bonus was dependent upon the achievement of the Company’s EPS (75%) and Free Cash Flow (25%) goals.

For fiscal 2008, the Company reported EPS from continuing operations of $2.82 per share and Free Cash Flow of $188.4 million. During fiscal 2008, as previously announced, the Company made the decision to divest its Direct to Home continuities business. As a consequence, the financial results of that business have been reported as discontinued operations for fiscal 2008 (please refer to Note 3 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008 (the “Annual Report”)). Pursuant to its authority under the MIP and EPIP, the HRCC used the EPS from continuing operations for the purposes of the bonus calculations, while exercising its discretion to lower the overall bonuses paid to all employees after considering the results of the businesses included in discontinued operations. Mr. Robinson was paid a bonus of $610,088 and Ms. O’Connell was paid a bonus of $378,625. The bonuses for Ms. Mayer, Ms. Newman, Mr. Roome and Ms. Forte each of whom is a Named Executive Officer listed in the Summary Compensation Table, as well as the Company’s other members of senior management in charge of operating divisions, were also based in part upon the achievement of the goals for their respective divisions, as well as overall results for the Company and the achievement of their MBOs. The divisional goals were based upon Division Operating Profit of each business. Ms. Holton, also a Named Executive Officer for purposes of the Summary Compensation Table, did not receive a bonus or payout under the MIP or EPIP, as she was no longer employed by the Company as of the date required for her to be eligible for a bonus. Amounts paid to Named Executive Officers as bonuses for fiscal 2008 are shown in the Summary Compensation Table.

Fiscal 2009 Targets

The HRCC has reviewed the Company’s financial results for fiscal 2008 and, upon the recommendation of management, has made certain changes in both the funding methodology and the targets for fiscal 2009, in order to provide the most appropriate management incentives for fiscal 2009 annual bonus awards. First, the HRCC has set targets that are based on the overall results for the Company as a threshold. These threshold targets, which are Free Cash Flow and Operating Income, must be met in order to trigger the funding of the bonus pool to be allocated. Free Cash Flow has been defined above, and Operating Income is defined by the Company as the Company’s net revenues less total operating costs and expenses, as reported in the Company’s audited financial statements. If the threshold levels are met and the bonus pool is funded in whole or in part, individual bonuses will be calculated (and paid from the bonus pool) in the following manner:

•	For Corporate Staff Groups, bonus is weighted 100% on the achievement of the Company’s Operating Income goal;
•	For Business Group Executives, bonus is weighted 50% on the achievement of the Company’s Operating Income goal and 50% on Division Operating Profit;
•	For the Business Group Management, the bonus is weighted 35% on the achievement of the Company’s Operating Income goal and 65% on Division Operating Profit;
•	For the remaining Business Group participants, the bonus is weighted 20% on the achievement of the Company’s Operating Income goal and 80% on Division Operating Profit;
•

For Mr. Robinson, the Company’s Chief Executive Officer, and for Ms. O’Connell, the Company’s Chief Administrative and Chief Financial Officer, the bonuses are weighted 100% on the achievement of the Company’s Operating Income and Free Cash Flow goals (75% and 25%, respectively);

•	While individual payouts may be adjusted pursuant to the MIP or EPIP as applicable, in no case will the sum of all individual payouts exceed the total of the funded corporate pool.

As indicated above, in setting the targets for individual bonuses for fiscal 2009 the HRCC made several changes from the previous year. First, for Corporate Staff and Business Groups, the HRCC changed the corporate metric for individual bonus targets from EPS and Free Cash Flow in fiscal 2008 to Operating Income in fiscal 2009. The HRCC believes that using Operating Income as the measure for the success of the Company as a whole more closely aligns with the Company’s current strategic plan, including maximizing the Company’s operating margins, and will be more meaningful to management at the divisional level. The HRCC also made a slight adjustment to the targets for the Company’s Chief Executive Officer and Chief Administrative Officer and Chief Financial Officer to include both Operating Income and Free Cash Flow as the performance metrics to reflect these officers’ overall corporate responsibilities.

Long-Term Incentive Compensation

The Stock Grant Committee of the Board (the “SGC”), which is comprised solely of independent directors as defined by NASDAQ rules, each of whom is also a member of the HRCC, determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers and senior management as well as other eligible employees. The HRCC believes that including an equity component in executive compensation closely aligns the interests of the executives and the Company’s stockholders and rewards executives in line with stockholder gains. The practice of the SGC is to consider annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meetings in either July or September. Equity grants at other times depend upon circumstances such as promotions or new hires.

Equity awards are made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provides for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. As a result of a review of its equity-based incentive award practices in fiscal 2005, the HRCC determined that it would be advisable to consider the award of restricted stock units in combination with stock options in appropriate cases. This determination reflected the desire to maintain a strong long term equity component in executive compensation, to reduce the number of equity units required to provide such component and to adjust compensation practices appropriately in light of the adoption by the Company of Statement of Financial Accounting Standards 123R (“FAS 123R”), which requires companies to recognize the compensation cost related to “share-based payment transactions,” like stock options, in their financial statements. Since the 2005 review, the Company has utilized, in part, grants of a combination of stock options and restricted stock units to qualified executives, including the Named Executive Officers. To date, only non-qualified stock options and restricted stock units have been granted under the 2001 Plan and the Company’s current intention is to continue with that mix.

Options to Purchase Common Stock and Restricted Stock Units

Equity grants made during fiscal 2008 to executive officers and senior management, including the Named Executive Officers, were determined by the SGC based upon the compensation objectives of the HRCC, as discussed above, and informed by the evolving nature of executive compensation practices. In determining the size of the equity grants for the Named Executive Officers, the SGC made an evaluation of a number of factors, including: competitive market practices; the level of responsibility of the individual; the individual’s job performance and ability to influence corporate results; the number of stock options and restricted stock units previously granted to that individual; and the cost to the Company under FAS 123R and the related effect of equity grants on earnings per share dilution. The SGC, in December 2007, granted Ms. O’Connell 100,000 stock options as part of her initial employment arrangement. Also, the SGC, in May 2008, granted Ms. Newman 100,000 stock options as a “catch-up” based on comparisons with other executives of the Company and on the importance of the business for which she is responsible. During fiscal 2008, other equity grants were made using a ratio of two restricted stock units for every three stock options. This generally reflected the relationship between the value of restricted stock units, which is based on the market value of the underlying Common Stock, and the FAS 123R value of stock options (which is generally two or three to one), as well as the intent of delivering approximately the same economic value through the restricted stock unit component of the award as the stock option component.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the market price of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Also, through vesting and forfeiture provisions, stock options create incentives for executive officers and senior management to remain with the Company. Stock options granted in fiscal 2008 to executive officers and senior management, including the Named Executive Officers, vest in 25% annual installments beginning on the first anniversary of the grant date, subject to minimum annual vesting of 1,000 shares, and expire after ten years.

Restricted stock units convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, unless otherwise deferred by the recipient. Twenty-five percent of the restricted stock units received by the Named Executive Officers and other members of senior management vest thirteen months after the date of grant and the remaining 75% vest in three equal installments annually thereafter on each anniversary of the date of grant. The additional month during the first vesting period facilitates compliance with applicable regulations of the Internal Revenue Service regarding deferred compensation in case the recipient elects to defer receipt of the underlying Common Stock.

The specific grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2008 is set forth below in the “Outstanding Equity Awards at May 31, 2008” table.

Options to Purchase Class A Stock

In July 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing and media industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the HRCC adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable the HRCC and the SGC to grant options to Mr. Robinson to acquire Class A Stock (“Class A Options”) and was approved by the Class A Stockholders at the Company’s annual meeting of stockholders held in September 2004. The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson is the only eligible participant in the Class A Plan.

The exercise price of Class A Options is determined by reference to the market price of the Common Stock on the grant date. Based on advice from independent consultants retained by the HRCC, it was determined by the HRCC that the fair market value of a share of Class A Stock was identical to that of a share of Common Stock. All Class A Options granted to date to Mr. Robinson are part of a proposed long-term incentive compensation program for him to provide for a total of 1,500,000 Class A Options, both as a “catch up” in respect of the level of long-term incentive compensation opportunities provided Mr. Robinson in the past and as an ongoing program based on Mr. Robinson’s continuing performance as the Chief Executive Officer of the Company. Mr. Robinson received a grant of 333,000 Class A Options in each of 2004, 2005 and 2006 and a grant of 250,000 Class A options in 2007. Subject to annual review by the HRCC to provide a recommendation to the SGC, he is eligible to receive a grant of 250,000 Class A Options in September 2008 to complete the program. These option grants vest in equal installments over a four year period commencing on the first anniversary of the grant and expire after ten years, which is identical to the Common Stock option grants described above for other executive officers. The grant made to Mr. Robinson in fiscal 2008 is set forth below in the “Grants of Plan-Based Awards Table,” and information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2008 is set forth below in the “Outstanding Equity Awards at May 31, 2008” table.

Other Equity-Based Incentives

In addition to its stock-based incentive plans, the Company also maintains the Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”). The ESPP and the MSPP were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including executive officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each fiscal quarter.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior executives to invest in the Common Stock through the use of their cash bonuses, eligible members of senior management may use their annual cash bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. With respect to fiscal 2008, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire restricted stock units (“RSUs”) at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2008. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, which are converted into shares of Common Stock on a 1-to-1 basis upon expiration of the deferral period. During fiscal 2008, fifteen members of senior management had elected to participate in the MSPP. As a result of the award of bonuses to Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Ms. Forte in respect of fiscal 2008, $610,088 (100% of bonus), $124,947 (33% of bonus), $20,759 (10% of bonus), $42,543 (20% of bonus) and $16,800 (8% of bonus), respectively, will be allocated by them to the purchase of RSUs under the MSPP on September 1, 2008. Mr. Roome did not elect to participate in the MSPP for fiscal 2008.

Lisa Holton Severance Agreement

On October 5, 2007, the Company entered into a severance agreement with Lisa Holton in connection with her resignation as Executive Vice President and President, Trade and Book Fairs (the “Holton Agreement”). Under the Holton Agreement, Ms. Holton agreed to remain an employee through December 28, 2007, at her then-current monthly salary of $51,500, in order to provide consulting services. The Company also agreed to pay her, on December 28, 2007, a $309,000 lump-sum severance payment. In addition, the SGC approved the acceleration of the vesting of the 6,000 restricted stock units awarded to Ms. Holton on September 19, 2007, so that all such restricted stock units became immediately exercisable.

Regulatory Considerations

Section 162(m) of the Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to non-deductibility. Most equity-based awards available for grant under the Company’s equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the EPIP are also intended to be exempt from the application of Section 162(m) as performance-based compensation. However, in appropriate circumstances, the HRCC may deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance based criteria and therefore may not be deductible by reason of Section 162(m).

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2008 and May 31, 2007, as indicated below, including two persons who would have otherwise been included in the table had they remained executive officers at May 31, 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)

Richard Robinson	2008	$870,000	$0	$0	$1,604,927	$610,088	$0	$130,928	$3,215,943
Chairman of the Board,	2007	$870,000	$0	$0	$698,903	$0	$17,556	$144,225	$1,730,684
Chief Executive Officer
and President
Maureen O’Connell(6)	2008	$650,000	$0	$37,920	$499,910	$378,625	$0	$9,340	$1,575,795
Executive Vice President,	2007	$225,000	$67,500	$0	$65,396	$0	$0	$5,050	$362,946
Chief Administrative Officer
and Chief Financial Officer
Margery W. Mayer	2008	$618,000	$0	$37,920	$217,366	$207,594	$14,658	$9,945	$1,105,483
Executive Vice President	2007	$611,769	$0	$0	$82,628	$100,000	$11,903	$10,621	$816,921
and President,
Scholastic Education
Judith Newman	2008	$587,100	$0	$42,181	$110,955	$212,714	$13,216	$29,900	$996,066
Executive Vice President
and President, Scholastic
Book Clubs
Hugh Roome	2008	$544,808	$0	$82,746	$41,787	$179,509	$19,991	$18,361	$887,202
Executive Vice President
and President, International
Deborah A. Forte(7)	2008	$616,270	$0	$135,018	$20,408	$210,000	$16,514	$64,303	$1,062,513
Executive Vice President	2007	$616,270	$0	$126,967	$14,163	$110,000	$15,774	$40,537	$923,711
and President,
Scholastic Media
Lisa Holton(8)	2008	$261,346	$0	$279,841	$0	$0	$0	$440,389	$981,576
Former Executive Vice	2007	$611,769	$0	$74,949	$0	$94,091	$4,952	$4,018	$789,779
President and President,
Book Fairs and Trade

(1)

Represents the compensation cost under FAS 123R reflected in the Company’s financial statements for fiscal 2008 or fiscal 2007, as applicable, for all restricted stock units held by the Named Executive Officers at May 31, 2008 and May 31, 2007, whether or not awarded in fiscal 2008 or fiscal 2007, which are expensed ratably over the vesting period. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to “Consolidated Financial Statements” included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2008 or fiscal 2007 for the Named Executive Officers. For Ms. Holton, as part of the Holton Agreement in connection with her resignation as Executive Vice President, and President, Book Fairs and Trade, the HRCC ratified the acceleration of 6,000 restricted stock units.

(2)

Represents the compensation cost of stock options under FAS 123R reflected in the Company’s financial statements. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2008 or fiscal 2007 for the Named Executive Officers. All awards shown are options to purchase Common Stock, except that Mr. Robinson’s award represents Class A Options.

(3)

Represents the full amount of cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP or the EPIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2008, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms.

Newman and Ms. Forte had elected to invest 100%, 33%, 10%, 20% and 8%, respectively, of his or her fiscal 2008 bonus in RSUs, which will occur on September 1, 2008. Mr. Roome chose not to defer any portion of his 2008 bonus. For fiscal 2007, Mr. Roome and Ms. Forte had elected to invest 30%, and 25%, respectively, of his or her fiscal 2007 bonus awarded in RSUs, which occurred on September 4, 2007.

(4)

Represents solely the Company contributions and the interest credits allocated to each Named Executive Officer under the Scholastic Corporation Cash Balance Plan, as discussed under “Pension Plan” below. Mr. Robinson is collecting benefits under the prior plan formula and since the interest rate used to determine present value rate of benefits is higher than the prior year’s rate, the change to Mr. Robinson’s pension value for fiscal 2008 was negative $35,223.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(6)

Ms. O’Connell became Executive Vice President, Chief Administrative Officer and Chief Financial Officer on January 22, 2007. The amount shown in the Bonus column is the amount actually awarded to Ms. O’Connell for fiscal 2007 pursuant to her employment agreement, as further discussed herein; however, because she had elected to defer 100% of any bonus awarded to her for fiscal 2007 under the MSPP, this amount was invested in the purchase of 2,874 RSUs on September 4, 2007.

(7)	Ms. Forte ceased to be an executive officer in September 2007, but continues to serve as an officer of the Company.
(8)

Ms. Holton resigned as Executive Vice President and President, Book Fairs and Trade on October 5, 2007, but remained an employee through December 28, 2007 as an Executive Consultant. In connection with her resignation, Ms. Holton and the Company entered into the Holton Agreement, as further described herein, pursuant to which, among other things, Ms. Holton was entitled to receive a severance payment of $309,000 in December 2007 and base salary payments of $51,500 per month during the period when she was an Executive Consultant.

Summary of All Other Compensation

Fiscal Year 2008 Name	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Severance Payments ($)	Tax Reimbursements ($)	Total ($)

Richard Robinson	$6,950	$270	$46,320	$77,388			$130,928
Maureen O’Connell	$8,800	$540	$0	$0			$9,340
Margery W. Mayer	$4,650	$540	$4,755	$0			$9,945
Judith Newman	$6,784	$540	$6,307	$16,269			$29,900
Hugh Roome	$6,281	$540	$11,540	$0			$18,361
Deborah A. Forte	$6,950	$540	$9,833	$21,522		$25,458	$64,303
Lisa Holton	$228	$315	$0	$0	$439,846		$440,389

(1)

Represents the compensation cost under FAS 123R reflected in the Company’s financial statements for RSUs under the MSPP, which are expensed ratably over the vesting period. Assumptions used in determining the FAS 123R values can be found in Note 8 of Notes to Consolidated Financial Statements, included in Item 8, “Consolidated Financial Statements and Supplementary Data” in the Annual Report.

(2)

For Mr. Robinson, $74,953 of the amount shown represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, based on the proportion of the time estimated by Mr. Robinson to be dedicated to such services, and the remainder represents club membership dues used partially for personal use. For Ms. Newman and Ms. Forte, the amount represents payments made by the Company for personal use of a company-provided automobile, based on information provided by each of them.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2008 to each of the Named Executive Officers.

Name	Grant Date	Estimated Possible Payouts, Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)

Richard Robinson	—	$334,950	$957,000	$1,435,500
	9/19/2007				—		250,000	(4)	$36.21	$35.54	$3,075,454
Maureen O’Connell	—	$182,000	$520,000	$780,000
	9/19/2007				—		9,000		$36.21	$35.54	$113,571
	9/19/2007				6,000	(5)				$35.54	$217,260
	12/11/2007						100,000		$34.84	$34.36	$1,150,638
Margery W. Mayer	—	$118,965	$339,900	$509,850
	7/17/2007				—		33,000		$35.38	$35.52	$427,136
	9/19/2007						9,000		$36.21	$35.54	$113,571
	9/19/2007				6,000	(5)				$35.54	$217,260
Judith Newman	—	$113,017	$322,905	$484,358
	7/17/2007						20,000		$35.38	$35.52	$258,870
	9/19/2007						9,000		$36.21	$35.54	$113,571
	9/19/2007				6,000	(5)				$35.54	$217,260
	5/20/2008						100,000		$29.81	$29.80	$1,010,698
Hugh Roome	—	$105,875	$302,500	$453,750
	9/19/2007						9,000		$36.21	$35.54	$113,571
	9/19/2007				6,000	(5)				$35.54	$217,260
Deborah A. Forte	—	$118,632	$338,948	$508,422
Lisa Holton	—	—	—	—
	9/19/2007						9,000		$36.21	$35.54	$113,571
	9/19/2007				6,000	(5)				$35.54	$217,260

(1)	Represents the potential amounts of cash bonus that could have been received for fiscal 2008 under the EPIP or the MIP.
(2)	The exercise price for all options, including Class A Options, is equal to the average of the high and low Common Stock price as reported on NASDAQ on the respective grant dates.
(3)	This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FAS 123R.
(4)	Represents a grant of Class A Options. The CD&A discusses the ongoing long-term incentive compensation program for Mr. Robinson pursuant to which the Class A Options were granted.
(5)

Represents restricted stock units that vest in 25% increments on October 19, 2008, September 19, 2009, September 19, 2010 and September 19, 2011, with the exception of Ms. Holton’s grant, which was accelerated as part of the Holton Agreement.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2008

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2008.

				Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options(1) (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Richard Robinson	7/20/1999	250,000				$25.69	7/21/2009
	7/18/2000	250,000				$31.565	7/19/2010
	7/18/2002	5,850				$36.23	7/18/2012
	9/20/2004	333,000	(3)			$29.49	9/20/2014
	9/21/2005	333,000	(3)			$36.41	9/21/2015
	9/20/2006	83,250	(3)	249,750	(3)	$30.08	9/20/2016
	9/19/2007			250,000	(3)	$36.21	9/19/2017
Maureen O’Connell	3/20/2007	25,000		75,000		$34.85	3/20/2017
	9/19/2007			9,000		$36.21	9/19/2017
	9/19/2007							6,000	$186,600
	12/11/2007			100,000		$34.84	12/11/2017
Margery W. Mayer	9/19/2000	50,000				$31.865	9/20/2010
	12/18/2001	25,000				$42.85	12/18/2011
	7/18/2002	27,540				$36.23	7/18/2012
	7/14/2003	35,000				$27.46	7/14/2013
	5/24/2004	50,000				$28.11	5/24/2014
	7/19/2005	34,000				$37.38	7/19/2015
	7/18/2006	8,250		24,750		$27.52	7/18/2016
	7/17/2007			33,000		$35.38	7/17/2017
	9/19/2007			9,000		$36.21	9/19/2017
	9/19/2007							6,000	$186,600
Judith Newman	7/20/1999	10,000				$25.69	7/20/2009
	7/18/2000	50,000				$31.565	7/18/2010
	12/18/2001	10,000				$42.85	12/18/2011
	7/18/2002	20,000				$36.23	7/18/2012
	3/17/2003	20,000				$24.80	3/17/2013
	7/14/2003	5,000				$27.46	7/14/2013
	5/24/2004	50,000				$28.11	5/24/2014
	9/20/2005	25,000				$36.92	9/20/2015
	9/19/2006	1,700		5,100		$29.74	9/19/2016
	7/17/2007			20,000		$35.38	7/17/2017
	9/19/2007			9,000		$36.21	9/19/2017
	5/20/2008			100,000		$29.81	5/20/2018
	9/19/2006							2,550	$79,305
	9/19/2007							6,000	$186,600

			Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Hugh Roome	7/20/1999	30,000		$25.69	7/21/2009
	7/18/2000	16,000		$31.565	7/19/2010
	12/14/2000	30,000		$35.905	12/15/2010
	12/18/2001	30,000		$42.85	12/18/2011
	7/18/2002	26,660		$36.23	7/18/2012
	7/14/2003	29,000		$27.46	7/14/2013
	5/24/2004	50,000		$28.11	5/24/2014
	9/20/2004	12,000		$29.19	9/20/2014
	9/20/2005	10,000		$36.92	9/20/2015
	9/19/2006	1,700	5,100	$29.74	9/19/2016
	9/19/2007		9,000	$36.21	9/19/2017
	9/20/2004					667	$20,744
	9/19/2006					2,550	$79,305
	9/19/2007					6,000	$186,600
Deborah A. Forte	7/20/1999	76,000		$25.69	7/21/2009
	12/18/2001	30,000		$42.85	12/18/2011
	7/18/2002	28,040		$36.23	7/18/2012
	7/14/2003	35,000		$27.46	7/14/2013
	9/20/2004	15,000		$29.19	9/20/2014
	9/19/2006	1,700	5,100	$29.74	9/19/2016
	9/20/2004					7,500	$233,250
	9/19/2006					2,550	$79,305
Lisa Holton		—	—			—

(1)	All stock options that were granted in fiscal 2007 or 2008 vest in 25% increments beginning with the first anniversary of the date of grant.
(2)

For restricted stock units granted in fiscal 2007 or 2008, 25% of the grant vests thirteen months after the grant date and the remaining 75% vests in equal increments on the 2nd, 3rd and 4th anniversaries of the grant date. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $31.10, the closing price of the Common Stock on NASDAQ on May 31, 2008.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Common Stock acquired during fiscal 2008 upon the exercise of stock options and upon vesting of restricted stock units.

	Option Awards				Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Richard Robinson	190,000	(1)	$2,035,850	(1)	0		0
Maureen O’Connell	0		0		0		0
Margery W. Mayer	0		0		0		0
Judith Newman	0				850	(5)	$31,391	(5)
Hugh Roome	67,184	(2)	$1,223,085	(2)	1,516	(5)	$54,834	(5)
Deborah A. Forte	74,000	(3)	$1,338,290	(3)	850	(5)	$31,391	(5)
Lisa Holton	50,000	(4)	$485,500	(4)	10,000	(5)	$349,300	(5)

(1)

During fiscal 2008, Mr. Robinson exercised options to purchase 190,000 shares of Common Stock that were due to expire on May 14, 2008, at an exercise price of $18.845 per share. The gain, after taxes, resulting from the exercise and sale of 65,000 shares was paid to Mr. Robinson’s former spouse pursuant to a marital separation agreement and Mr. Robinson retained 23,000 shares, which was approximately equal to the net gain after taxes. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, May 12, 2008, which was $29.56.

(2)

During fiscal 2008, Mr. Roome exercised options to purchase 67,184 shares of Common Stock that were due to expire on July 16, 2007 at an exercise price of $17.595 per share. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, June 28, 2007, which was $35.80.

(3)

During fiscal 2008, Ms. Forte exercised options to purchase 74,000 shares of Common Stock that were due to expire on May 14, 2008, at an exercise price of $18.845 per share. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, October 19, 2007, which was $36.93.

(4)

During fiscal 2008, Ms. Holton exercised options to purchase 50,000 shares of Common Stock that were due to expire on March 27, 2008, which was 90 days after her termination date. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, October 9, 2007, which was $36.04.

(5)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. Newman, Mr. Roome and Ms. Forte each had 850 restricted stock units vest on October 19, 2007 and the closing price on that date was $36.93. Mr. Roome and Ms. Forte each received 528 shares and Ms. Newman received 562 shares as 322 and 288 shares, respectively, were retained by the Company at each person’s request to cover the taxes required to be withheld at the time of vesting. Mr. Roome and Ms. Forte had 666 and 3,750 restricted stock units vest on September 20, 2007, respectively, and the closing price on that date was $35.20. Ms. Forte chose to defer the receipt of such shares until September 20, 2012 and Mr. Roome received 414 shares, as 252 shares were retained by the Company at his request to cover the taxes required to be withheld at the time of vesting. Ms. Holton had 4,000 restricted stock units vest on December 11, 2007 and an additional 6,000 restricted stock units vest on December 28, 2007 pursuant to the accelerated vesting provided for in the Holton Agreement. The closing price was $34.36 on December 11, 2007 and $35.31 on December 28, 2007. Ms. Holton received 2,488 shares on December 11, 2007 and 3,732 shares on December 28, 2007, as 1,512 and 2,268 shares, respectively, were retained by the Company at her request to cover the taxes required to be withheld at the time of vesting.

Pension Plan

The Company maintains the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). The Retirement Plan provides participants with benefits based on monthly contributions and interest credits. Individual participant contributions are not required under the Retirement Plan. The Retirement Plan provides for an annual allocation by the Company to a participant’s account, calculated as follows: for less than five years of service, 3.5% of the first $25,000 of annual base pay and 2.0% of the remainder up to the government-mandated maximum limit; for five years but less than ten years of service, 4.5% of the first $25,000 of annual base pay and 3.0% of the remainder up to the government-mandated maximum limit; for ten years of service but less than 20 years of service, 5.5% of the first $25,000 of annual base pay and 4.0% of the remainder up to the government-mandated maximum limit; and for 20 years or more of service, 6.5% of the first $25,000 of annual base pay and 5% of the remainder up to the government-mandated maximum limit. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan become fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

The Retirement Plan was amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Mr. Robinson elected to continue participation under the Prior Benefit Formula, which provides covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required, and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2008, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $67,632, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2008, the same measurement date used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Richard Robinson	Scholastic Corporation Cash Balance Retirement Plan	46	$557,879	(1)	$8,964
Maureen O’Connell	Scholastic Corporation Cash Balance Retirement Plan	1	$0		$0
Margery W. Mayer	Scholastic Corporation Cash Balance Retirement Plan	18	$87,696		$0
Judith Newman	Scholastic Corporation Cash Balance Retirement Plan	15	$80,493		$0
Hugh Roome	Scholastic Corporation Cash Balance Retirement Plan	17	$216,250		$0
Deborah A. Forte	Scholastic Corporation Cash Balance Retirement Plan	25	$102,322		$0
Lisa Holton	Scholastic Corporation Cash Balance Retirement Plan	3	$0	(2)	$0

(1)

Mr. Robinson is currently accumulating benefits under the Prior Benefit Formula. In fiscal 2008, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008

(2)	Ms. Holton terminated employment with the Company prior to vesting under the Retirement Plan.

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements which relate solely to the MSPP, during fiscal 2008 and the balances thereunder at May 31, 2008.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)

Richard Robinson	$0	$1,649,544
Maureen O’Connell	$67,500	$89,381
Margery W. Mayer	$0	$239,159
Judith Newman	$0	$364,616
Hugh Roome	$33,000	$170,241
Deborah A. Forte	$27,500	$317,438
Lisa Holton	$0	$0

(1)

The amounts shown represent fiscal 2007 bonus amounts that were to be paid in fiscal 2008 but were deferred at the Named Executive Officer’s election and invested in RSUs under the MSPP. Each of Ms. O’Connell, Mr. Roome and Ms. Forte elected to invest 100%, 30% and 25%, respectively, of her or his fiscal 2007 bonus in RSUs under the MSPP. The purchase of the RSUs was made on September 4, 2007.

(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 31, 2008 and was calculated by multiplying the number of RSUs held by $31.10, the closing price of the Common Stock on NASDAQ on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment under the Company’s compensation plans and individual agreements. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination event occurred on May 31, 2008, with the closing sale price per share of the Common Stock on that date of $31.10. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2008, Mr. Robinson, Ms. Mayer, Mr. Roome and Ms. Forte are of retirement age, which is fifty-five years old, and Ms. O’Connell and Ms. Newman are under retirement age. Ms. Holton was no longer employed by the Company as of May 31, 2008.

The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment only as provided for in stock options and restricted stock units previously granted under the 2001 plan, (or, in the case of Mr. Robinson, under the Class A Plan) and previously purchased RSUs under the MSPP, as well as, in the case of Ms. O’Connell, her employment arrangements.

409A Limitations. In compliance with Internal Revenue Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Internal Revenue Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

O’Connell Employment Arrangement. The compensation arrangements for Maureen O’Connell, who joined the Company as Executive Vice President, Chief Administrative Officer and Chief Financial Officer in January 2007, include a provision for a lump-sum payment, in lieu of severance, equivalent to twelve months of her then-current base salary if she is terminated at any time during the first three years of her employment for reasons other than gross misconduct. Assuming that such a termination had occurred on May 31, 2008, this payment would have been equal to $650,000, which was her annual rate of salary as of that date.

Holton Severance Agreement. As described in “Compensation Discussion and Analysis—Lisa Holton Severance Agreement” above, the Company entered into a severance agreement with Lisa Holton in connection with her resignation as Executive Vice President and President, Book Fairs and Trade on October 5, 2007. The Holton Agreement provided for the continuation of her then-current monthly salary of $51,500 through December 28, 2007, for a total of $130,847, and a lump-sum severance payment of $309,000 on December 28, 2007, for a total of $439,847. In addition, the Company agreed to accelerate the vesting of 6,000 restricted stock units granted to her, so that all such RSUs became immediately exercisable. The value of the acceleration of such RSUs to Ms. Holton was $208,380, the value of the restricted stock units multiplied by the closing price of the Common Stock on October 5, 2007.

MSPP Plan.

As described in “Compensation Discussion and Analysis—Other Equity Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments, including under the MIP and EPIP (as described under “Compensation Discussion and Analysis—

Annual Performance-Based Cash Bonus Awards” above), through the purchase of RSUs under the MSPP. The amounts deferred with respect to bonuses received for fiscal 2007 but paid and deferred in fiscal 2008 are included in the “Non-Qualified Deferred Compensation Table” above. The following discussion describes the payment provisions for RSUs under the terms of the MSPP, including upon the voluntary or involuntary termination of employment of the executive participating in the plan (a “Participant”).

Vesting of RSUs. A participant will be fully vested in each RSU three years after the date such RSU is purchased or, if earlier, upon death while employed, Disability (as defined in the MSPP) while employed or retirement. The HRCC, which administers the MSPP, may, in its sole discretion, accelerate the time at which any RSUs may vest, but in no event can the acceleration of vesting result in the acceleration of payment of the RSUs to the Participant.

Payment on or after Vesting. With respect to each vested RSU, the Company will issue to the Participant one share of Common Stock and cash in lieu of any fractional RSU as soon as practicable after the earlier of: (i) the end of the deferral period specified by the Participant pertaining to such RSU, or (ii) the Participant’s termination of employment with the Company.

Payment Prior to Vesting

Voluntary Termination; Termination for Cause. If a Participant voluntarily terminates his or her employment for reasons other than death or Disability or is involuntarily terminated by the Company for cause, the Participant’s unvested RSUs will be canceled, and he or she will receive as soon as practicable after his or her termination of employment a cash payment equal to the lesser of: (1) an amount equal to the number of unvested RSUs multiplied by the “Cost” (which is defined by the HRCC to be the lowest per share closing price of the underlying Common Stock during the fiscal quarter immediately preceding the award date for the RSU minus a discount of 25%) of those RSUs; or (2) an amount equal to the number of unvested RSUs awarded on each award date multiplied by the “fair market value” of a share of Common Stock on the date of the Participant’s termination of employment (which is defined under the MSPP as the last sales price of the Common Stock on NASDAQ on such date).

Involuntary Termination. If a Participant’s employment is terminated by the Company for any reason other than cause, the Participant’s unvested RSUs will be canceled, and he or she will receive payment as soon as practicable following termination of employment as described below: (1) The number of unvested RSUs will be multiplied by a fraction, the numerator of which is the number of full years that the Participant was employed by the Company after the date such RSU was purchased and the denominator of which is three, and the Participant will receive the resulting number of such whole RSUs in shares of Common Stock, with any fractional RSU paid in cash. (2) With respect to the Participant’s remaining unvested RSUs, the Participant will receive cash in an amount equal to the lesser of: (A) the number of such unvested RSUs awarded on each award date multiplied by the respective Cost of those RSUs; or (B) the number of those unvested RSUs awarded on each award date multiplied by the fair market value of a share of Common Stock on the date of the Participant’s termination of employment.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his beneficiary or estate) would have been entitled to receive if his employment had terminated on May 31, 2008 under any severance arrangements, the MSPP, the 2001 Plan and, in the case of Mr. Robinson, the Class A Plan. The amounts shown assume that termination was effective as of May 31, 2008, and include amounts earned through such time and are estimates of the amounts which could have been paid out to the Named Executive Officers upon their termination at that time. The actual amounts to be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company. Annual bonuses are discretionary and are therefore omitted from the tables. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Ms. Holton was not longer employed by the Company as of May 31, 2008 and, accordingly, is not included in the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)(4)

Richard Robinson
MSPP	$1,579,245	$1,579,245	$1,626,348	$1,649,544	$1,649,544	$1,579,245
2001 Plan restricted stock units	n/a	n/a	n/a	n/a	n/a	n/a
Class A Plan stock options(1)	$0	$0	$0	$0	$254,745	$254,745
Total	$1,579,245	$1,579,245	$1,626,348	$1,649,544	$1,904,289	$1,833,990
Maureen O’Connell
MSPP	$67,510	$67,510	$67,510	n/a	$89,381	$67,510
2001 Plan restricted stock units(2)	$0	$186,000	$186,000	n/a	$186,000	$186,000
2001 Plan stock options(3)	$0	$0	$0	n/a	$0	$0
Severance	$650,000	$0	$650,000	n/a	$0	$650,000
Total	$717,510	$253,510	$903,510	n/a	$275,381	$903,510
Margery W. Mayer
MSPP	$226,109	$226,109	$231,910	$239,159	$239,159	$226,109
2001 Plan restricted stock units(2)	$0	$0	$186,000	$186,000	$186,000	$186,000
2001 Plan stock options(3)	$0	$0	$0	$0	$88,605	$88,605
Total	$226,109	$226,109	$417,910	$425,159	$513,764	$500,714
Judith Newman
MSPP	$354,273	$354,273	$359,946	n/a	$364,616	$354,273
2001 Plan restricted stock units(2)	$0	$0	$265,905	n/a	$265,905	$312,555
2001 Plan stock options(3)	$0	$0	$0	n/a	$135,936	$135,936
Total	$354,273	$354,273	$625,851	n/a	$766,457	$802,764

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)(4)

Hugh Roome
MSPP	$137,526	$137,526	$150,170	$170,241	$170,241	$137,526
2001 Plan restricted stock units(2)	$0	$286,648	$286,648	$286,648	$286,648	$312,555
2001 Plan stock options(3)	$0	$0	$0	$0	$6,936	$6,936
Total	$137,526	$424,174	$436,818	$456,889	$463,825	$457,017
Deborah A. Forte
MSPP	$286,445	$286,445	$308,681	$317,438	$317,438	$286,445
2001 Plan restricted stock units(2)	$0	$312,555	$312,555	$312,555	$312,555	$312,555
2001 Plan stock options(3)	$0	$0	$0	$0	$6,936	$6,936
Total	$286,445	$599,000	$621,236	$629,993	$636,929	$605,936

(1)

Under the terms of the Class A Plan, in the event of a merger or consolidation or other change-in-control, the Company has the ability to accelerate the vesting of unvested options. Accordingly, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive’s death/ disability, the vesting of unvested options is accelerated. The values in the table represent the difference between the closing price of the Company’s Common Stock on May 31, 2008 of $31.10 per share and the per share exercise prices of the unvested options, which become vested in either case. Options that are already vested and options whose exercise prices exceed $31.10 per share are not reflected in the table.

(2)

All amounts represent the payout of the RSUs held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2008 of $31.10 per share. Under the terms of MSPP, all unvested RSUs become vested upon retirement or death/disability and the number above represents the payout of the RSUs as if such were fully vested.

(3)

Under the terms of the 2001 Plan, in the event of a merger or consolidation or other change-in-control, the Company has the ability to accelerate the vesting of unvested options. Accordingly, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive’s death/disability, the vesting of unvested options is accelerated. The values in the table represent the difference between the closing price of the Company’s Common Stock on May 31, 2008 of $31.10 per share and the exercise prices per share of the unvested options, which become vested in either case.

(4)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1 — ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The current Board consists of eleven directors. Rebeca Barrerra, a director of the Company since 1995, is not standing for reelection at the Annual Meeting. As a result, in July 2008, the Class A Stockholders executed a unanimous written consent fixing the size of the Board at ten directors, effective as of the date of the 2008 Annual Meeting. Therefore, the Board has nominated the ten persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for election at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal. Each nominee is currently a director of the Company

Proxies are solicited in favor of the eight nominees to be elected by the Class A Stockholders and the two nominees to be elected by the holders of the Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Class A Stockholders provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominee will be unable to serve.

Recommendation

The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	71	1971
Ramon C. Cortines	Senior Deputy Superintendent, Los Angeles Unified School District Los Angeles, CA	76	1995
John L. Davies	Private Investor, Washington D.C.	58	2000
Andrew S. Hedden	Partner, Baker & McKenzie LLP, New York, NY	67	1991
Mae C. Jemison	President and Founder, BioSentient Corporation, Houston, TX	51	1993
Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	72	1999
Augustus K. Oliver	Managing Member, Oliver Press Partners, LLC, New York, NY	58	1995
Richard M. Spaulding	Former Executive Vice President of the Company	71	1974

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*

James W. Barge	Executive Vice President, Controller, Tax and Treasury, Viacom Inc., New York, NY	53	2007
John G. McDonald	The Stanford Investors Professor, Graduate School of Business, Stanford University, Palo Alto, CA	71	1985

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

Ramon C. Cortines. Mr. Cortines was appointed as the Senior Deputy Superintendent of the Los Angeles Unified School District in 2008. From 2006 to 2008, he was the Deputy Mayor for Education, Youth and Families for the City of Los Angeles, CA. He was an independent Education Consultant from 2001 to 2006. Since 1956, Mr. Cortines has served six school districts, including as Superintendent of Schools for Pasadena (11 years), San Jose (2 years), New York City (2 years), San Francisco (6 years) and Los Angeles (6 months).

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000.

Andrew S. Hedden. Mr. Hedden is a partner of the law firm of Baker & McKenzie LLP, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

Mae C. Jemison. Dr. Jemison is a physician president of BioSentient Corporation, a medical device company she founded in 2001 that develops and markets ambulatory equipment to monitor the autonomic nervous system and to train people to respond favorably in stressful situations. She is also the President of The Jemison Group and chair and founder of the Dorothy Jemison Foundation for Excellence. Dr. Jemison was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992. She is a director of Kimberly-Clark Corporation and a director and a member of the Audit Committee of Valspar Corporation, a member of the National Academy of Sciences Institute of Medicine and the Chair of the Texas State Product Development and Small Business Incubator Board.

Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, The Netherlands and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

Augustus K. Oliver. Mr. Oliver has been a Managing Member of Oliver Press Partners LLC, an investment advisor, since 2005. Mr. Oliver also has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since 1999. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc. He is a director of Comverse Technology Inc., the Phoneix Companies, Inc. and Emageon, Inc.

Richard M. Spaulding. Mr. Spaulding retired from Scholastic in 2008 and held various executive management positions with the Company since joining in 1960 including as Executive Vice President from 1974 to 2004.

James W. Barge. Mr. Barge joined Viacom Inc. as its Executive Vice President, Controller, Tax and Treasury in January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, most recently as the Area Industry Leader of the Consumer Products Group and, prior to that, as a partner in its National

Office, where he was responsible for the resolution of SEC, accounting and reporting issues. Mr. Barge is a member of the Financial Executive Institute’s Committee on Corporate Reporting and the Advisory Council for the SEC Institute, as well as a Distinguished Practitioner Lecturer for the Terry College of Business at the University of Georgia.

John G. McDonald. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The Stanford Investors Professor, in 1968. Professor McDonald serves on the Boards of Directors of Varian, Inc., Plum Creek Timber Co., iStar Financial, Inc. and eight mutual funds managed by Capital Research and Management Co.

Meetings of the Board and its Committees

Five regular meetings and one special meeting of the Board were held during the 2008 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2008 fiscal year by all standing committees of the Board of which they were a member.

The Board has seven standing committees—Audit; Executive; Human Resources and Compensation; Stock Grant; Nominating and Governance; Retirement Plan; and Strategic Planning. All members of the Audit, Human Resources and Compensation, Stock Grant and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards, and all committee members are appointed by the Board on an annual basis. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, scholastic.com. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2008.

Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge, John L. Davies and Ramon C. Cortines are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver qualifies as the designated financial expert based upon his business experience as described previously in this proxy statement. This committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. This committee appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held nine meetings during the fiscal year ended May 31, 2008, four of which were held for the purpose of reviewing and discussing the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

Retirement Plan Committee. Richard M. Spaulding (Chairperson), Mae Jemison, Andrew S. Hedden and Augustus K. Oliver are the current members of the Retirement Plan Committee. This committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively “the Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. This committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans. In addition, this committee approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, this committee, which reports its actions to the Board, oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy and the Plans in the context of the Company as a separate company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2008.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Ramon C. Cortines, Peter M. Mayer and John G. McDonald are the current members of the Human Resources and Compensation Committee. Each member of the HRCC is independent, as defined under NASDAQ listing standards. Members of this committee also meet certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The HRCC held six meetings during the fiscal year ended May 31, 2008. For a description of the duties and responsibilities of this committee, see “Corporate Governance—HRCC and SGC Procedures” below.

Nominating and Governance Committee. Ramon C. Cortines (Chairperson), Rebeca M. Barrera and Mae C. Jemison are the current members of the Nominating and Governance Committee. Each member of the committee is independent, as defined under NASDAQ listing standards. This committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. This committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions of the guidelines to the Board. In addition, this committee oversees the Board self-assessment process. The Nominating and Governance Committee held three meetings during the fiscal year ended May 31, 2008.

Stock Grant Committee. John G. McDonald (Chairman), Ramon C. Cortines, John L. Davies, and Peter M. Mayer are the current standing members of the Stock Grant Committee. Each member (and alternate member) of the SGC is independent, as defined under NASDAQ listing standards. The members of this committee also meet certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The SGC authorizes and approves grants, awards or issuances of stock options, warrants, restricted stock, restricted stock units, or other rights under the Company’s stock-based compensation plans. For a more detailed description of these duties, see “Corporate Governance—HRCC and SGC Procedures” below. The SGC held five meetings during the fiscal year ended May 31, 2008.

Strategic Planning Committee. Mae C. Jemison (Chairperson), Rebeca M. Barrera, Peter M. Mayer and Richard M. Spaulding are the current members of the Strategic Planning Committee. This committee advises the Company’s management on achieving and implementing its strategic plan and reports its findings to the Board. The Strategic Planning Committee held two meetings during the fiscal year ended May 31, 2008.

Corporate Governance

In recent years, the Board has strengthened the Company’s corporate governance practices in a number of ways, including adopting the Scholastic Corporation Corporate Governance Guidelines (the “Guidelines”), which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee Charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Certificate and the Guidelines provide for a board of ten to fifteen directors and the Guidelines require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson, Mr. Spaulding and Mr. Hedden. Mr. Robinson is the Company’s Chairman, President and Chief Executive Officer, and Mr. Spaulding is former Executive Vice President of the Company, having retired in September 2007. Mr. Hedden is not considered independent because he is a partner in a law firm that currently provides legal services to the Company.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills and characteristics of proposed new directors, if any, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and business experience, as well as their appreciation of the Company’s purpose, values and credo. The Committee, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2009 Annual Meeting” set forth below. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and the Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. From time to time, the Company has retained an independent search firm in order to assist the committee in its selection process with respect to candidates for Board membership by identifying potential candidates and assisting the committee in its evaluation of such candidates.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. The Board regularly meets in executive session with only the independent directors present.

Director Attendance at Company Annual Meetings. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the annual meeting of stockholders held on September 19, 2007.

Annual Self-Assessment. The Board and each director make an annual self-assessment of performance with a particular focus on overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process.

Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

HRCC and SGC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to review regulatory developments that may impact the Company’s compensation arrangements and to consider amendments to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results of the prior year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP and EPIP for the prior year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. At that meeting, the HRCC determines the participants in the EPIP and the MSPP and also establishes performance criteria for annual bonuses to be awarded under the EPIP for the current year. At its regular meeting in September, the HRCC considers and approves any changes in base salary of senior management.

Under the Company’s current practice, equity-based compensation awards under the 2001 Plan are typically made at either the regular July or September meeting of the SGC each year, which occurs shortly before the announcement of the Company’s earnings for its previous fiscal year or the first fiscal quarter of the next year, as the case may be. Except in limited circumstances, the SGC does not grant equity awards to Named Executive Officers at other times during a given year. In such cases, the grants are made by the SGC at one of its regularly scheduled quarterly meetings.

All equity awards are made at fair market value on the date of grant, which is the date on which the SGC approves the grant. Under the 2001 Plan, fair market value is deemed to be the average of the high and low market prices on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate.

The HRCC has the authority and discretion to retain external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants. The Company’s compensation consultants perform substantially no other services for the Company.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director of the Company, is a partner, as described in “Certain Relationships” below. The use of Baker & McKenzie for legal services is presented periodically to the Audit Committee for its consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all employees, officers and directors of the Company, generally prohibits transactions that could result in a conflict of interest. Any waiver of the Code of Ethics for any executive officer or director of the Company requires the approval of the disinterested members of the Board. Any such waiver will be disclosed on the Company’s website, scholastic.com, or on a Current Report on Form 8-K filed with the SEC. No such waivers were granted in fiscal 2008.

Director Compensation

From June 1, 2007 to September 19, 2007, the date of the 2007 Annual Meeting of Stockholders, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer of $25,000 for his or her services as a director, a fee of $5,000 if he or she was the chairperson of a standing committee of the Board, except in the case of the chairperson of the Audit Committee, who received a $10,000 fee, and an attendance fee of $1,500 for attendance at each Board or committee meeting, whether in person or telephonically. As of September 19, 2007, the Board increased the cash annual retainer to be paid to each Outside Director to $40,000 and increased the fee for the chairperson of the HRCC to $10,000. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their services as directors.

Under the terms of the Scholastic Corporation 2007 Outside Directors’ Stock Option Plan (the “2007 Outside Directors’ Plan”), as approved by the Class A Stockholders at the Company’s 2007 Annual Meeting of Stockholders, an option to purchase 3,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant and 1,200 restricted stock units will be automatically granted to each Outside Director on the date of the annual meeting of stockholders. As a result, in fiscal 2008, each Outside Director (other than Andrew S. Hedden, who, as he has done each year, declined his award in fiscal 2008) was granted options to purchase 3,000 shares of Common Stock, at an exercise price of $36.21 per share, and 1,200 restricted stock units. Both the stock options and the restricted stock units fully vest on the first anniversary of the date of grant. The stock options expire on September 20, 2017.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change of control of the Company or severe financial hardship. For the fiscal year ended May 31, 2008, two directors chose to defer 100% of their cash compensation under this plan. Interest expense accrued during fiscal 2008 on amounts deferred during fiscal 2008 and prior years under this plan was $44,324.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2008:

DIRECTOR COMPENSATION

Fiscal Year 2008 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)		Total ($)

James W. Barge	$45,000	$30,274	$28,447	$0	$0		$103,721
Rebeca M. Barrera	$52,750	$30,274	$50,761	$0	$21,770	(5)	$155,555
Ramon C. Cortines	$84,750	$30,274	$50,761	$0	$0		$165,785
John L. Davies	$85,250	$30,274	$50,761	$0	$0		$166,285
Andrew S. Hedden(6)	$67,750	$0	$0	$0	$0		$67,750
Mae C. Jemison	$56,250	$30,274	$50,761	$0	$0		$137,285
Peter M. Mayer	$64,750	$30,274	$50,761	$0	$0		$145,785
John G. McDonald	$65,250	$30,274	$50,761	$12,357	$0		$158,642
Augustus K. Oliver	$71,750	$30,274	$50,761	$31,967	$0		$184,752
Richard M. Spaulding	$35,500	$0	$0	$0	$63,651	(7)	$99,151

(1)

Richard Robinson, the Company’s Chairman, Chief Executive Officer and President, does not receive compensation for his service as a director. Mr. Barge was elected at the 2007 Annual Meeting of Stockholders and began receiving compensation at such time. Charles T. Harris III, who did not stand for reelection at the Company’s annual meeting of stockholders held in September 2006, was paid accrued interest of $9,234 during fiscal 2008 on all amounts previously deferred by him under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(2)

Represents the compensation cost of stock units under FAS 123R as reflected in the Company’s financial statements. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no stock units forfeited during fiscal 2008. Each director, with the exception of Mr. Hedden as noted below, had 1,200 stock units outstanding as of May 31, 2008.

(3)

Represents the compensation cost of stock options granted in fiscal 2008 under FAS 123R as reflected in the Company’s financial statements. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no stock options forfeited during fiscal 2008. For each Outside Director who received an option award during fiscal 2008, the fair value of such award on the grant date, computed in accordance with FAS 123R, was $13.61. At May 31, 2008, each of Messrs. Oliver and McDonald and Ms. Jemison had 57,000 options outstanding, Mr. Mayer had 51,000 options outstanding, each of Ms. Barrera and Mr. Davies had 45,000 options outstanding, Mr. Cortines had 21,000 options outstanding and Mr. Barge had 3,000 options outstanding. On May 31, 2008 Mr. Spaulding had 39,490 options outstanding, which were granted to him while he was an employee.

(4)	The amounts shown represent the interest accrued on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan.
(5)	The amount shown represent fees paid to her for her services as a consultant to the Company in its reading initiatives for Latino children.
(6)

As stated above, Mr. Hedden is a partner in a law firm that provides legal services to the Company. Mr. Hedden reduces the fees charged for such services by the amount of his director fees paid in cash, noted in the table above, which are paid over by him to the firm. Also, Mr. Hedden declined his option award in fiscal 2008, as he has done each year.

(7)

Mr. Spaulding retired as a Vice President of the Company in September 2007 and began receiving compensation as an outside director after such date. He did not receive a grant under the 2007 Outside Directors’ Plan, but did receive a grant of 3,000 stock options and 1,200 restricted stock units as an Executive Consultant under the 2001 Plan, the fiscal 2008 compensation cost of which under FAS 123R is reflected in the “Other Compensation” column above. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting. The balance of the amount shown in the “Other Compensation” column above, $16,000, represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company.

Certain Relationships

Andrew S. Hedden is a partner in the law firm of Baker & McKenzie LLP, which has provided legal services to the Company in the past and is expected to continue to do so in the future. This relationship is periodically reviewed and the services approved by the Audit Committee.

Involvement in Certain Legal Proceedings

From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

James W. Barge was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. In 2005, Time Warner entered into a settlement with the SEC relating to an SEC investigation of certain of its accounting and financial disclosure practices. In connection with this settlement, Mr. Barge, together with certain other individuals, also reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order in March 2005 that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, he is not subject to any suspension, bar or penalty.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO

THE SCHOLASTIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

As of June 1, 1999, the Company began offering the opportunity to participate in the Scholastic Corporation Employee Stock Purchase Plan (the “ESPP”) to its United States-based employees. The ESPP was approved by written consent of the Class A Stockholders on November 30, 1998. The Board believes that the ESPP helps the Company attract and retain employees by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP, which is designed to qualify under Section 423 of the Code, is to encourage broad-based employee stock ownership. As of the date hereof, approximately 648 employees currently participate and a total of 779,587 shares have been issued under the ESPP, with 116,218 shares remaining available for issuance. Pursuant to the ESPP, employees of the Company and its designated subsidiaries may periodically purchase shares of Common Stock at a discount through payroll deductions.

On May 21, 2008, the Board unanimously adopted an amendment to the ESPP to provide for an increase in the number of shares of Common Stock available for issuance under the ESPP by 500,000 shares, in addition to the 116,218 shares currently remaining available. Such increase is necessary in order to provide for the issuance of shares consistent with current and anticipated participant purchase elections. A copy of the proposed amendment to the ESPP is attached to this Proxy Statement as Appendix A.

Summary of the ESPP

Eligibility. To be eligible to participate in the ESPP, an employee must (i) be employed by the Company or certain of its subsidiaries for at least 20 hours per week, (ii) not own 5% or more of the combined voting power or value of the Company’s capital stock or that of any related company, and (iii) have been employed for at least six months prior to the first day of an offering period. Outside Directors are not eligible to participate in the ESPP. As of June 1, 2008, approximately 7,446 employees were eligible to participate in the ESPP, including all of the executive officers, with the exception of Mr. Robinson, who is not eligible due to the fact that he owns more than 5% of the combined voting power and value of the Company’ stock.

Offering Periods. The ESPP is divided into three-month offering periods that begin on June 1, September 1, December 1 and March 1 of each year and end, respectively, on the following August 31, November 30, February 28 and May 31. During each offering period, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions. At the end of each offering period, the purchase price is determined and the participating employee’s accumulated funds are used to purchase shares of Common Stock.

Limitations on the Number of Shares Purchased. Payroll deductions accrue at a rate of not less than 1% and not more than 10% of the employee’s base pay during each payroll period in the offering period. No employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period, which under the terms of the ESPP is the closing price of the Common Stock on the NASDAQ Stock Market on that date) during any calendar year under the ESPP or any other employee stock purchase plan intended to meet the requirements of Section 423 of the Code.

Purchase Price. The purchase price per share of Common Stock is 85% of the fair market value of the Common Stock on the last day of an offering period. On May 31, 2008, the closing price for the Common Stock was $31.10 per share.

Shares Available for Grant. Under the ESPP, 400,000 shares of Common Stock (as adjusted to reflect the 100% stock dividend in the form of a 2-for-1 stock split paid on January 16, 2001) were originally reserved for issuance, and 500,000 additional shares were also reserved for issuance in July 2003. The maximum number of shares of Common Stock that will be available for further issuance under the ESPP, if this Proposal is approved by the Class A Stockholders, will be 616,218 shares, consisting of 500,000 additional shares to be authorized by the proposed amendment and 116,218 shares previously authorized and remaining available for issuance. Shares reserved for issuance under the ESPP are subject to adjustment for stock dividends, stock splits and certain other events as provided in the ESPP. The Common Stock issued under the ESPP will be from the Company’s authorized but unissued shares of Common Stock or from treasury stock.

Effect of Termination. Employees have no right to acquire Common Stock under the ESPP in the event of termination of employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the cash balance in the employee’s account to the employee or to his or her estate. No interest will be paid on such amounts.

Administration. The ESPP is administered by the HRCC, which is authorized to interpret the ESPP and to make such rules and regulations as it deems necessary in connection therewith, so long as any such interpretation or other action taken by the HRCC does not conflict with the requirements of Section 423 of the Code.

Amendment of the ESPP. The Board or the HRCC has the power to amend, suspend or terminate the ESPP, except that neither the Board nor the HRCC may amend the ESPP without stockholder approval if such approval is required by Section 423 of the Code.

Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, estate, inheritance, local or foreign tax laws.

Under the Code, the Company is deemed to grant employees participating in the ESPP an “option” on the first day of each three-month offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the amounts expected to be credited to his or her account during the offering period. On the last day of the offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased that number of shares of Common Stock that his or her accumulated payroll deductions will purchase at the purchase price. Under Section 423 of the Code, no taxable income is recognized by participants in the ESPP at the beginning or end of the offering period.

The required holding period for favorable tax treatment under Section 423 of the Code prior to the disposition of any Common Stock acquired under the ESPP is the later of: (i) two years after the “option” is granted (the first day of an offering period) or (ii) one year after the “option” is exercised and the Common Stock is purchased (the last day of an offering period). Thus, the Common Stock generally must be held for at least one year and nine months after it is purchased to gain favorable tax treatment. When any Common Stock purchased under the ESPP is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of: (a) the amount by which the fair market value of the Common Stock at the time the “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the fair market value of the Common Stock on the last day of the offering period. Any further gain is taxed at long-term capital gain rates. If the sale price is less than the “option price,” there is no ordinary income and the employee recognizes a long-term capital loss.

When an employee sells Common Stock purchased under the ESPP before the expiration of the required holding period, the employee generally recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will also have a capital loss equal to such difference.

Even though an employee who meets the requisite holding period must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take an income tax deduction for such amount. However, if an employee disposes of

Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as an income tax deduction for the Company during the year of such disposition.

The allocation of future share acquisitions under the ESPP is not currently determinable because such allocation depends on future investment decisions to be made by the participants in the ESPP. Accordingly, it is not possible to determine the amounts of benefits that will be received under the ESPP by the Named Executive Officers, all executive officers as a group or all employees other than executive officers.

Recommendation

The Board recommends that the holders of the Class A Stock vote FOR the approval of Proposal 2. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote thereon at the Annual Meeting is required to approve Proposal 2.

PROPOSAL 3—APPROVAL OF THE SCHOLASTIC CORPORATION

2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

The Board has unanimously approved and is submitting to the Class A Stockholders, for their consideration, the Scholastic Corporation 2008 Executive Performance Incentive Plan.

Description of Plan

The Scholastic Corporation 2008 Executive Performance Incentive Plan (the “EPIP”), if approved by the Class A Stockholders, will provide for annual incentive payments to key employees of the Company and its Affiliates (as defined in the EPIP) based upon the performance of the Company (including performance at the business division, operational unit or administrative department level). The Company’s compensation programs are based on a pay-for-performance philosophy. A central element of this philosophy is to link aggregate compensation payable to key employees and the financial performance of the Company generally, as well as the results of the specific business division, operational unit or administrative department for which the employee is responsible. The EPIP is intended to further enhance this direct linkage between performance and compensation for key employees of the Company by focusing on overall corporate growth and performance as well as on divisional or unit growth and performance.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. The Company intends to structure awards under the EPIP so that compensation resulting therefrom would qualify as “performance based compensation” eligible for continued deductibility pursuant to Section 162(m). To permit the compensation reflected in an EPIP award to qualify as performance based compensation, and thereby preserve its tax deductibility under Section 162(m), the Company, in accordance with Section 162(m), is seeking approval of the Class A Stockholders of the EPIP, including the material terms of the performance goals applicable to the EPIP.

The Board of Directors recommends approval of the EPIP. The following description of the EPIP is a summary and is qualified in its entirety by reference to the EPIP, a copy of which is attached as Appendix B to this proxy statement.

Plan Administration

The EPIP will be administered by the HRCC or a subcommittee thereof, which is intended to consist entirely of non-employee directors who meet the criteria of “outside director” under Section 162(m) of the Code. The HRCC will select the key employees of the Company eligible to receive awards and the target pay-out levels and performance targets for such employees. The HRCC will certify the level of attainment of performance targets following the end of each fiscal year.

Performance Criteria

Participants in the EPIP will be eligible to receive annual cash performance awards based on attainment by the Company (or a subsidiary, parent, division, operational unit or administrative department of the Company, subsidiary or parent) of specified performance goals to be established for the participants by the HRCC for each fiscal year. The performance awards will be payable within two and one half months following the end of the fiscal year with respect to which the payments relate, but only after the HRCC certifies that the relevant performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement in accordance with the provisions of MSPP.

Section 162(m) of the Code requires that performance awards be based upon objective performance measures. Under the terms of the EPIP, performance goals will be based on one or more of the following criteria with regard to the Company (including any business division, operational unit or administrative department):

(i)	earnings per share from continuing operations;
(ii)	the performance measured by revenues, net profit, net income, operating income or any combination of any or all of the foregoing (which may be measured without regard to extraordinary items);
(iii)

reduction of or other specified objectives with regard to limiting all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department;

(iv)

the attainment of certain target levels of revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing;

(v)	after-tax or pre-tax profits;
(vi)	the fair market value of the shares of the Company’s Common Stock;
(vii)	the growth in the value of an investment in the Company’s Common Stock;
(viii)	return on capital employed or return on invested capital;
(ix)	after-tax or pre-tax return on stockholders’ equity;
(x)	economic value added targets based on a cash flow return on investment formula;

(xi)	the attainment of certain target levels of, or a specified increase in, free or operational cash flow; and
(xii)

the reduction of or other specified objective with regard to limiting the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company.

In addition, such performance goals may be based upon the attainment of specified levels of the Company’s (or a subsidiary, parent, division, operational unit or administrative department of the Company, subsidiary or parent) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the performance goals may incorporate provisions for disregarding or adjusting for changes in accounting methods, corporate transactions and other similar events or circumstances. To the extent permitted under the Code, the HRCC may also designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Term and Amendment of the EPIP

The EPIP, if approved by the holders of the Class A Stock, will be effective for all fiscal years beginning on and after May 31, 2008. The EPIP may be amended or discontinued by the Board of Directors at any time, except that approval by the Class A Stockholders is also required for an amendment that materially alters the business criteria on which performance goals are based, increases the maximum annual measuring factor for deferred amounts, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m).

The EPIP is not subject to any of the requirements of ERISA nor is it intended to be qualified under Section 401(a) of the Code.

Recommendation

The Board of Directors recommends that the Class A Stockholders vote FOR approval and adoption of the Scholastic Corporation 2008 Executive Performance Incentive Plan. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to approve the EPIP.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders Common Stock	4,273,288	$32.50	2,675,415	(1)
Class A Stock	1,249,000	$32.84	250,000
Equity Compensation plans not approved by security holders Common Stock	—	—	—
Class A Stock	—	—	—

Total	5,522,288	$32.58	2,925,415

(1)

Includes 116,218 shares of Common Stock under the ESPP; 250,258 shares of Common Stock under the MSPP; 1,842,539 shares of Common Stock under the 2001 Plan, which may be issued upon the exercise of stock options or as restricted stock, restricted stock units, or other stock-based awards and 466,400 shares of Common Stock under the 2007 Outside Directors’ Plan, which may be issued upon the exercise of stock options or as restricted stock units.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to be the independent auditors of the Company for the fiscal year ending May 31, 2009. A representative of E&Y will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees billed by E&Y for professional services to the Company were $4,576,340 for fiscal 2008 and $4,053,592 for fiscal 2007. The total fees for services provided by E&Y to the Company during the fiscal years ended May 31, 2008 and May 31, 2007 are summarized in the table below:

	Fiscal 2008 $	Fiscal 2007 $

Audit Fees	$3,892,340	$3,726,910
Audit-Related Fees	$87,000	$120,220
Tax Fees	$492,000	$206,462
All Other Fees	$105,000	$—

TOTAL FEES PAID	$4,576,340	$4,053,592

Audit Fees include the financial statement audit, as well as the audit of the assertion by management of the effectiveness of the Company’s internal controls required by the Sarbanes-Oxley Act of 2002, and the related quarterly financial statement reviews. Also included in Audit Fees are fees related to work by E&Y with respect to consents related to SEC registration statement filings, goodwill impairment testing and a review of the accounting treatment for the Company’s discontinued operations. Audit-Related Fees include fees for services such as benefit plan audits and accounting consultations. Tax Fees are for the preparation of tax returns for certain international operations and consulting on tax planning opportunities and entity restructuring and FIN 48 implementation assistance. All Other Fees consist of a comprehensive review of the Company’s real estate rent agreements. In fiscal 2008 and fiscal 2007, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee pre-approved all of the Audit-Related services and Tax services provided by E&Y as well as E&Y’s review of the Company’s real estate rent agreements. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by E&Y will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2008 with the Company’s management. The Audit Committee has discussed with E&Y, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Audit Committee has also received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of E&Y with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson

James W. Barge

Ramon C. Cortines

John L. Davies

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2009 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 16, 2009 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2009 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 30, 2009.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Devereux Chatillon

Secretary

Appendix A

AMENDMENT NUMBER THREE

TO THE

AMENDED AND RESTATED

SCHOLASTIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Scholastic Corporation (the “Company”) maintains the Scholastic Corporation Employee Stock Purchase Plan (Amended and Restated as of March 1, 2000) (as subsequently amended, the “Plan”); and

WHEREAS, pursuant to Section 22 of the Plan, the Company reserved the right, by action of its Board of Directors or its Human Resources and Compensation Committee (the “Committee”), to amend the Plan from time to time; and

WHEREAS, the Committee desires to amend the Plan.

NOW, THEREFORE, subject to the approval of this Amendment Number Three by the holders of the Company’s Class A Stock, the Plan is amended as follows:

Paragraph (a) of Section 3 of the Plan is amended by substituting: “1,400,000” for “900,000” where it appears therein.

Subject to the foregoing, the Plan remains in full force and effect in accordance with the terms thereof.

The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation adopted at its meeting held on May 20, 2008.

A-1

Appendix B

SCHOLASTIC CORPORATION

2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

1. PURPOSE

The purpose of this Plan is to attract, retain, and motivate key employees by providing annual cash performance awards to designated key employees of the Company and its Affiliates. This Plan is intended to establish a clear link between performance and the level of awards paid to such designated key employees with a focus on overall corporate growth and performance as well as on divisional or unit growth and performance. This Plan is effective as of May 21, 2008, subject to approval by the stockholders of the Company entitled to vote thereon in accordance with the laws of the State of Delaware.

2. DEFINITIONS

Unless the context otherwise requires, the words which follow shall have the following meaning:

(a) “Affiliate”—shall mean each corporation that is a member of the Company’s affiliated group, within the meaning of Code Section 1504 (without regard to Code Section 1504(b)) other than any subsidiary of the Company that is itself a publicly held corporation, and subsidiaries of such public corporation, as such term is defined in Code Section 162(m) and the Treasury regulations issued thereunder.

(b) “Award”—shall mean the total annual Performance Award as determined under the Plan.

(c) “Board”—shall mean the Board of Directors of the Company.

(d) “Change in Control of the Company”—shall have the meaning set forth in the Participant’s employment agreement (if any) or other written agreement with the Company or an Affiliate with respect to the Plan. If a Participant does not have an employment agreement or other written agreement which defines Change in Control, the provisions of the Plan with respect to a Change in Control shall not apply to such Participant.

(e) “Code”—shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(f) “Code Section 162(m)”—shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

Appendix B

(g) “Company”—shall mean Scholastic Corporation and any successor by merger, consolidation or otherwise.

(h) “Committee”—shall mean the Human Resources and Compensation Committee of the Board (or subcommittee thereof) or such other Committee of the Board that is appointed by the Board all of whose members shall be “outside directors,” as defined under Code Section 162(m).

(i) “Individual Target Award”—shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 5 hereof.

(j) “Participant”—shall mean an employee of the Company or any of its Affiliates selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

(k) “Performance Award”—shall mean the amount paid or payable under Section 6 hereof.

(l) “Plan”—shall mean this Scholastic Corporation 2008 Executive Performance Incentive Plan.

(m) “Plan Year”—shall mean the fiscal year of the Company.

3. ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive, and binding upon all parties. The Committee may rely on information, and consider recommendations, provided

Appendix B

by the Board or the senior management of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed, and interpreted in a manner to so comply.

4. ELIGIBILITY AND PARTICIPATION

(a) For each Plan Year, the Committee shall select, in its discretion, key employees of the Company or any of its Affiliates who are to participate in the Plan.

(b) No person shall be entitled to any Award under this Plan for any Plan Year unless he or she is so designated as a Participant for that Plan Year. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5. INDIVIDUAL TARGET AWARD

For each Participant for each Plan Year, the Committee may specify a targeted performance award. The Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a Plan Year shall not imply or require that the same level of Individual Target Award (if any such award is established by the Committee for the relevant employee) be set for any subsequent Plan Year. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Plan Year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Plan Year in which a Change in Control of the Company occurs, or during such Plan Year with regard to the prior Plan Year if the Awards for the prior Plan Year have been earned but have not been paid by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company; and further provided that no such discretion to reduce an Award otherwise payable to a Participant shall result in an increase in an Award payable to another Participant.

Appendix B

6. PERFORMANCE AWARD PROGRAM

6.1 PERFORMANCE AWARDS. Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Plan Year (or, subject to Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and the formula or standard established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be paid to a Participant for a Plan Year unless the minimum Performance Goals for such Plan Year are attained.

6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS (THE “PERFORMANCE GOALS”). The Committee shall establish the objective performance goals, formulae or standards and the Individual Target Award applicable to each Participant or class of Participants for a Plan Year in writing prior to the beginning of such Plan Year or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. These Performance Goals shall be based on one or more of the following criteria with regard to the Company or any of its Affiliates (or a division, operational unit or administrative department of the Company or any of its Affiliates): (i) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (ii) performance measured by revenues, net profit, net income, operating income or any combination of any or all of the foregoing (any or all of which may be measured without regard to extraordinary items); (iii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (iv) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (v) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (vi) the attainment of certain target levels in the fair market value of the shares of the Company’s common stock; (vii) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the

Appendix B

attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (x) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (xi) the attainment of certain target levels of, or a specified increase in, free or operational cash flow; and (xii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee. For purposes of items (ii) and (iv) above, “extraordinary items” shall mean all items of gain, loss or expense for the Plan Year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company or any of its Affiliates (or a division, operational unit or administrative department of the Company or any of its Affiliates) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

6.3 COMMITTEE CERTIFICATION. Performance Awards shall not be paid before the Committee certifies in writing that the Performance Goals specified pursuant to subsection 6.2 have been satisfied. Notwithstanding the forgoing, the Committee may, in its sole and absolute discretion, permit the payment of Performance Awards with respect to a Plan Year in the case of death or “disability” of the Participant (within the meaning of Code Section 409A) or, to the extent provided in Section 7.3 of the Plan, Change in Control of the Company during such Plan Year without regard to actual achievement of the Performance Goals and whether or not payment of such Awards would be deductible; provided, however, that this provision shall be of no force or effect to the extent Awards made under the Plan would fail to be qualified performance-based compensation under Code Section 162(m)(4)(C) and Treasury regulations issued thereunder regardless of payment. The Committee may not use its discretion to increase a Performance Award that would otherwise be payable upon attainment of the Performance Goals. The Committee shall use its best efforts to make a

Appendix B

determination with regard to satisfaction of the Performance Goals as soon as practicable after the end of each Plan Year.

7. TIME OF PAYMENT

7.1 GENERAL. Except as otherwise provided in this Section 7, Awards shall be paid no later than two and one-half months (2 1/2) following the Plan Year in which they are earned subject to the Participant’s continued active employment with the Company or any of its Affiliates on the payment date.

7.2 DISABILITY AND DEATH. The Committee, in its sole discretion, may waive the requirement of continued active employment on the payment date in the event that during the Plan Year to which the Performance Award relates the Participant experiences a termination of employment due to death or disability.

7.3 CHANGE IN CONTROL. In the event of a Change in Control of the Company during the Plan Year to which an Award relates, the Committee may, in its discretion, pay upon the consummation of such transaction a pro-rata portion (through the date of the Change in Control of the Company) of the Performance Award for such Plan Year at 100% of the Individual Target Award. Any such immediate pro-rata payment shall reduce any other Award made for such Plan Year under this Plan to the Participant by the amount of the pro-rata payment.

7.4 DEFERRAL ELECTION. A Participant may elect to defer payment of an Award pursuant to a written agreement executed on or before the date that is six months before the end of the Plan Year to which the Performance Award relates in accordance with any deferred compensation program in effect applicable to such Participant and in compliance with the requirements of Code Section 409A. Any Performance Award deferred by a Participant shall be subject to the provisions of the Company’s Management Stock Purchase Plan or any successor plan. The Participant shall have no right to receive payment of any deferred Award prior to the attainment of the Performance Goals for the Plan Year to which the Award relates and certification of such attainment by the Committee and until the Participant has a right to receive such amount under the terms of the applicable deferred compensation program.

8. NON-ASSIGNABILITY

No Award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or

Appendix B

levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and, to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9. NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the employment of any Participant.

10. AMENDMENT OR TERMINATION

The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company entitled to vote thereon in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) materially alter the Performance Goals as set forth in subsection 6.2; (ii) change the class of eligible employees set forth in Section 4(a); or (iii) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension, or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Plan Year otherwise payable hereunder.

11. SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

Appendix B

12. WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments pursuant to the Plan.

13. SECTIONS 162(m) AND 409A

It is intended that the Plan be administered in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as qualified performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then the Committee may construe or amend such provision to the extent necessary to conform to such requirements.

It is intended that the Awards granted under the Plan shall be exempt from, or in compliance with, Code Section 409A. In the event any of the Awards issued under the Plan are subject to Code Section 409A, it is intended that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to a Participant under Code Section 409A. The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of or excise tax under Code Section 409A provided that such action is consistent with the requirements of Code Section 162(m). Neither the Company nor its Affiliates, nor their current employees, officers, directors, representatives or agents shall have any liability to any current or former Participant with respect to any accelerated taxation, additional taxes, penalties or interest for which any current or former Participant may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

14. GOVERNING LAW

This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 24, 2008

Please Complete and Return
(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

     The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and evocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 24, 2008 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

     If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on August 1, 2008 by completing the reverse side of this card and returning it by September 19, 2008.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

   To commence printing on this proxy card please sign, date and fax this card to : 212-691-9013
   SIGNATURE: ________________________________________________ DATE: ____________ TIME: ______________
   ☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II ☐ (HTML)

Registered Quantity (common 3040   Broker Quantity 200)

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Common Stock will be voted FOR PROPOSAL 1.	Pelease Mark Here for Address Change or Comments SEE REVERSE SIDE

1.	Proposal to elect	FOR	WITHHOLD	2.	In their discretion the proxies will vote upon such other matters as may be properly come before the meeting and as may properly be voted upon by the holders of Common Stock.
01 James W. Barge, and
02 John G. McDonald as directors:

If you wish to vote for the election of directors and withhold authority to vote for any of the individual nominees, enter the name(s) of such nominee(s) below.

Signature	Signature	Date
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern
Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/schl		1-866-540-5760
Use the internet to vote your proxy.		Use any touch-tone telephone to
Have your proxy card in hand	OR	vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the Internet at http://bnymellon.mobular.net/bnymellon/schl

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 24, 2008

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 24, 2008, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION

CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 24, 2008

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS and FOR EACH OF PROPOSALS 2 and 3.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	Upon the election of: Richard Robinson, Ramon C. Cortines, John L. Davies, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding.

FOR:__________	WITHHOLD __________

2.	Approving an amendment to the Scholastic Corporation Employee Stock Purchase Plan.

FOR:__________	WITHHOLD __________

3.	Approving the Scholastic Corporation 2008 Executive Performance Incentive Plan.

FOR:__________	WITHHOLD __________

4.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark your vote as indicated in this example X

__________________________
Stockholder Name (please print)

1